UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 8.01 of this Current Report is incorporated by reference into this Item 3.02.

The securities to be issued as described in Item 8.01 will be issued in transactions not involving any public offering in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Unleash Registration Rights Agreement (as defined below) Unleash represented to TransCode Therapeutics, Inc., a Delaware corporation (the “Company,” “we,” or “our”), among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

The securities issued pursuant to the Unleash Registration Rights Agreement have not been registered under the Securities Act and none of such securities may be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any of the exhibits attached hereto will constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 3.03	Material Modification to Rights of Securityholders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Items 5.03 and 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

On March 2, 2026, the Company filed a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) of the Series C Non-Voting Convertible Preferred Stock, par value $0.0001 per share, (the “Series C Preferred Stock”) with the Secretary of State of the State of Delaware in connection with the Unleash Registration Rights Agreement referenced in Item 8.01 below. The Certificate of Designation provides for the designation of shares of the Series C Preferred Stock.

Holders of Series C Preferred Stock are not entitled to receive dividends on shares of Series C Preferred Stock. Except as otherwise required by law, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series C Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Charter”) or the Amended and Restated Bylaws of the Company, as amended, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, or (ii) issue further shares of Series C Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series C Preferred Stock.

The Series C Preferred Stock shall rank on parity with the Company’s common stock, par value $0.0001 per share, (“Common Stock”), the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share, and the Company’s Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share, as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.

Each share of Series C Preferred Stock will be convertible at any time and from time to time into one share of Common Stock following the third business day after the Unleash Stockholder Approval (defined below), subject to certain limitations provided in the Certificate of Designation, including that the Company shall not affect any conversion of Series C Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). Notwithstanding the foregoing, prior to receipt by the Company of the Unleash Stockholder Approval, the Company shall not be required to effect any conversion of the Series C Preferred Stock.

The Company shall not effect any conversion of any share of Series C Preferred Stock, to the extent that, after giving effect to such attempted conversion, such stockholder would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation, which shall initially be set at 4.99% for each holder. Holders of the Series C Preferred Stock may adjust or waive the Beneficial Ownership Limitation upon written notice to the Company upon the earlier of (i) the receipt of the Unleash Stockholder Approval and (ii) the consummation of a Fundamental Transaction (as defined in the Certificate of Designation).

The foregoing description of the Series C Preferred Stock and Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 3, 2026, the Company issued a press release announcing its entering into the transactions with Unleash, as described more fully in Items 5.03 and 8.01 of this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01 of this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 8.01	Other Information

On March 2, 2026, the Company, entered into an Exclusive Licensing Agreement (the “Licensing Agreement”) with Unleash Immuno Oncolytics, Inc., a Delaware corporation (“Unleash”), pursuant to which the Company acquired a pre-clinical candidate program involving genetically-engineered adenoviruses to harness the immune system to fight cancer, as well as an exclusive, perpetual, irrevocable, worldwide, fully-paid up, royalty-free, sublicensable right and license to related technology. As consideration for the Licensing Agreement, pursuant to an Equity Issuance and Registration Rights Agreement with Unleash (the “Unleash Registration Rights Agreement”), the Company agreed to issue 1,136,364 shares of its Series C Preferred Stock to Unleash. The Series C Preferred Stock is not convertible until the Company’s stockholders approve the conversion of the Series C Non-Voting Preferred Stock into shares of Common Stock in accordance with the listing rules of Nasdaq (the “Unleash Stockholder Approval”). Following the Unleash Stockholder Approval, each share of Series C Preferred Stock is convertible into one share of the Company’s Common Stock, as described above. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series C Preferred Stock are set forth in the Certificate of Designation. Pursuant to the Unleash Registration Rights Agreement, the Company agreed to file a Form S-3 registration statement registering the shares issued under the Unleash Registration Rights Agreement and to use commercially reasonable efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission as soon as practicable after such registration statement is filed. The Company also granted Unleash customary demand registration and indemnification rights and entered into customary issuer covenants.

Tungsten Advisors (together with its affiliates, “Tungsten”) acted as the financial advisor to the Company in connection with the Licensing Agreement. As compensation for services rendered by Tungsten, the Company issued to Tungsten and its affiliates and designees an aggregate of 77,841 shares of Series C Preferred Stock.

Important Information and Where to Find It

The Company expects to file a proxy statement with the Securities and Exchange Commission (the “SEC”) regarding the approval of the issuance of Common Stock upon conversion of the Series C Preferred Stock in accordance with the rules of the Nasdaq Stock Market LLC (the “Unleash Issuance Proposal”). The definitive proxy statement will be sent to all Company stockholders. Before making any voting decision, investors and securityholders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the stockholder meeting at which the Unleash Issuance Proposal will be considered as such documents become available because they will contain important information about the Unleash Issuance Proposal to be voted upon. Investors and securityholders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

The Company and its respective directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies in respect of the Unleash Issuance Proposal. Information regarding the Company’s directors and executive officers is available in the Company’s Definitive Proxy Statement filed with the SEC on July 15, 2025, under “Proposal No. 1 - Election of Directors” and in this Current Report on Form 8-K. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Series C Non-Voting Convertible Preferred Stock of TransCode Therapeutics, Inc., dated March 2, 2026.

99.1	Press Release of TransCode Therapeutics, Inc., dated March 3, 2026 (furnished herewith).

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCODE THERAPEUTICS, INC.

	By:	/s/ Thomas A. Fitzgerald
	Name:	Thomas A. Fitzgerald
	Title:	Chief Financial Officer and Secretary
March 3, 2026